UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2006 (June 9, 2006)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-01532 (Commission File Number)	35-0918179 (IRS Employer Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 9, 2006, Marsh Supermarkets, Inc. (the “Company”) and Douglas W. Dougherty entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement is effective as of December 8, 2005 (the “Effective Date”), which was the date the Company appointed Mr. Dougherty the Senior Vice President, Chief Financial Officer and Treasurer of the Company, as previously reported in a Form 8-K filed by the Company with the Securities and Exchange Commission on December 12, 2005.
     Pursuant to the terms of the Employment Agreement, Mr. Dougherty will serve as the Executive Vice President-Finance and Administration and Chief Financial Officer of the Company for a term ending on December 31, 2006. Mr. Dougherty will receive a base salary at an annual rate of $210,000 from the Effective Date through December 31, 2005, and at an annual rate of $477,904.13 for the remainder of the term. The Company will pay to Mr. Dougherty (a) a bonus of $125,000 on June 30, 2006 if Mr. Dougherty is still employed on that date, unless the Company terminates Mr. Dougherty without cause prior to such date in which case a pro rated bonus shall be paid, and (b) a bonus of $125,000 on December 31, 2006 if Mr. Dougherty is still employed on that date, unless the Company terminates Mr. Dougherty without cause prior to such date in which case a pro rated bonus shall be paid. In addition, in the event of a Change in Control (as defined in the Employment Agreement) of the Company, the Company will pay to Mr. Dougherty the full amount of all such bonuses, to the extent they have not already been paid, calculated as if Mr. Dougherty had worked through December 31, 2006. The Employment Agreement also provides that during his employment, Mr. Dougherty will be eligible to participate in the Company’s health and welfare plans generally available to all employees of the Company.
     The Employment Agreement provides that termination of Mr. Dougherty’s employment with the Company will not affect the Company’s obligations to Mr. Dougherty under the Company’s 1999 Senior Executive Supplemental Retirement Plan. In addition, if Mr. Dougherty’s employment terminates before May 20, 2007, the Company will pay him separation pay at a monthly rate of $22,325.34 for the period from the termination date through May 20, 2007. The Employment Agreement also provides that the Company will provide to Mr. Dougherty and his spouse the same medical and dental insurance benefits upon the termination of Mr. Dougherty’s employment under the Employment Agreement as it agreed to provide upon the termination of his employment under the Separation and Release Agreement between the Company and Mr. Dougherty dated May 20, 2005.
     On May 20, 2005, Mr. Dougherty and the Company entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Dougherty was to provide financial analysis and general business consulting services to the Company through May 31, 2007. The Employment Agreement provides that the Consulting Agreement will be suspended during Mr. Dougherty’s reemployment with the Company and will resume once his employment with the Company ends. The termination date of the Consulting Agreement will be extended by the number of months such agreement was suspended during Mr. Dougherty’s reemployment.

     The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of June 9, 2006, by and between Marsh Supermarkets, Inc. and Douglas W. Dougherty

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 15, 2006

MARSH SUPERMARKETS, INC.
By:	/s/ P. Lawrence Butt
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of June 9, 2006, by and between Marsh Supermarkets, Inc. and Douglas W. Dougherty